Exhibit 10.6

AMENDMENT NO. 2 TO

RESTATED STOCK OPTION AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Amended and Restated Option Agreement, dated July 28, 2014 (as amended by Amendment No. 1, dated July 6, 2015, the “Option Agreement”), by and among Sean Rad (“Participant”), Tinder, Inc., a Delaware corporation (the “Company”) and IAC/InterActiveCorp (“IAC”), is made as of November 18, 2015, by the undersigned parties hereto.

RECITALS

1.              Participant holds certain Options to acquire common stock of the Company, governed by the terms of the Option Agreement;

2.              The Company and Participant have agreed to amend and the terms of the Option Agreement as set forth herein;

3.              Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Option Agreement.

NOW THEREFORE, in consideration for the foregoing and the mutual promises and covenants made herein, and the mutual benefits to be derived herefrom, the parties to this Option Agreement agree as follows:

1.             Amendment to Options. The vested Options held by Participant on the date hereof shall be amended to adjust the Exercise Price thereof as indicated in the third column of the table below:

Vested Options Held on Date Hereof
	Exercise Price per	Exercise Price
	Share	per Share
Number of	(before	(as amended
Shares	amendment)	hereby)

44,252.79	$1.00	$20.44
9,444.62	$5.00	$23.78
9,444.62	$10.00	$27.94
9,444.62	$15.00	$32.11
9,444.62	$20.00	$36.27
358,236.83	$25.31	$40.68
76,456.42	$28.29	$43.17
76,456.42	$32.02	$46.27
76,456.42	$35.75	$49.38
76,456.42	$39.48	$52.49

2.           Consideration; Purchase of Match Group Shares. As consideration for the amendments contemplated in Section 1 above, Participant shall receive a payment from the Company in the amount of $11,292,416, which amount shall be subject to withholding for all federal, state, local and foreign taxes of any kind required by law to be withheld. Participant shall use the net proceeds from such payment to subscribe for shares of common stock of Match Group Inc. offered through the Directed Share Program established in connection with the initial public offering of shares of common stock of Match Group.

3.           No Other Amendments. The parties hereto acknowledge and agree that, other than as expressly modified by this Amendment, the Option Agreement remains in full force and effect without modification or change. Any future reference to the Option Agreement shall mean the Option Agreement, as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

PARTICIPANT	TINDER, INC.

/s/ Sean Rad	/s/ Gregg Winiarski
Signature	By

SEAN RAD	GREGG WINIARSKI
Print Name	Print Name

VP
Title

IAC/INTERACTIVECORP

/s/ Gregg Winiarski
By

Gregg Winiarski
Print Name

EVP & GENERAL COUNSEL
Title

[SIGNATURE PAGE TO AMENDMENT No. 2]